UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois		60085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2012, the stockholders of WMS Industries Inc. (the “Corporation”) elected Matthew H. Paull, 61, to the Corporation’s Board of Directors. Mr. Paull is the former Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation. He is currently the Lead Independent Director of the Best Buy Co. (NYSE: BBY) Board and Chairman of its Finance Committee. He also serves as a director of KapStone Paper and Packaging Corporation (NYSE: KS), as an advisory director of Pershing Square Capital Management, L.P. and an advisory director of The One Acre Fund. Mr. Paull’s election fills one of two vacancies on WMS’ ten-member Board.

The Board of Directors has determined that Mr. Paull is an independent director under the New York Stock Exchange listing standards and the Corporation’s independence guidelines. The Board of Directors has also determined that Mr. Paull is an audit committee financial expert.

Following his election, the Board appointed Mr. Paull to its Audit and Ethics Committee.

Also on December 6, 2012, the Corporation’s stockholders approved the 2012 Restatement of the WMS Industries Inc. Incentive Plan (the “Plan”) at the annual meeting of shareowners. The 2012 Restatement (1) authorizes an additional 5,700,000 shares for issuance under the Plan; and (2) provides that each share granted as a “full-value award” after stockholders approval will reduce the shares available for grant by 1.8 shares. The material terms of the Plan are summarized on pages 63 through 68 of the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 17, 2012 (the “Proxy Statement”), which description is incorporated by reference herein. This description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, as amended, which are set forth in Appendix A to the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the Corporation’s stockholders was held on December 6, 2012. The following matters set forth in our Proxy Statement were voted upon with the results indicated below.

(1)	The nominees listed below were elected directors until the 2013 Annual Meeting or until their respective successors are elected and qualify, except that in accordance with our By-laws such service will terminate immediately if any gaming regulatory authority communicates its determination that such individual is not suitable for being licensed or is not licensable by such authority, with the respective votes set forth opposite their names:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Robert J. Bahash	44,000,996	5,529,717	2,969,030
Brian R. Gamache	48,564,576	966,137	2,969,030
Patricia Nazemetz	44,160,946	5,369,767	2,969,030
Matthew H. Paull	49,302,859	227,854	2,969,030
Edward W. Rabin, Jr.	44,011,799	5,518,914	2,969,030
Ira S. Sheinfeld	49,296,323	234,390	2,969,030
Bobby L. Siller	49,298,504	232,209	2,969,030
William J. Vareschi, Jr.	49,121,994	408,719	2,969,030
Keith R. Wyche	49,292,024	238,689	2,969,030

(2)	The stockholders approved the adoption of the WMS Industries Inc. Incentive Plan (2012 Restatement). The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
29,422,918	19,945,008	162,787	2,969,030

(3)	The stockholders approved the appointment of Ernst & Young as independent registered public accountants for fiscal year 2013. The voting results are set forth below.

For	Against	Abstain
51,623,189	859,569	16,985

(4)	The voting results on a non-binding advisory vote to approve the compensation of the Corporation’s named executive officers disclosed in the Proxy Statement are set forth below:

For	Against	Abstain	Broker Non-Vote
28,174,182	21,321,558	34,973	2,969,030

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.

Date: December 10, 2012

/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary